                        MILESTONE STOCK OPTION AGREEMENT


        A Milestone Stock Option award is hereby granted by Euronet Holding N.V. a Netherlands Antilles Company (the "Company"), to the person named below ("Optionee"), for and with respect to series A preferred stock of the Company, par value $0.10 per share (the "Preferred Stock"), subject to the following terms and conditions:

        1.     Award.   In accordance with that certain First Amendment to the
               -----
Shareholders' Agreement, date as of October 14, 1996, entered into by the Company and the shareholders of the Company (the "Shareholders' Agreement"), the Company hereby grants to Optionee, subject to the provisions of this Milestone Stock Option Agreement (the "Option Agreement"), the Euronet Long Term Incentive Stock Option Plan (the "Plan"), and the Shareholders' Agreement, the provisions of which are incorporated by reference, a Milestone Stock Option (the "Stock Option") to purchase from the Company the number of shares of Preferred Stock, at the purchase price per share (the "Option Exercise Price"), in accordance with the terms of the schedule set forth below. Such Stock Option is sometimes referred to herein as the "Award".

         Name and Address of
         Optionee:                            Dennis H. Depenbusch
                                              2610 N. Van Buren
                                              Hutchinson, Kansas 66209
                                              UNITED STATES

         Number of Shares Subject
         to Stock Option:                     Thirty Two Thousand Three Hundred
                                              and Fifty (32,350)

         Option Exercise Price
         Per Share:                           $15.00

         Date of Grant
         For Vesting Purposes:                October 14, 1996



         2.    Conditions of Exercise.
               ----------------------

               (a) The exercise of all or any portion of the Award is conditioned upon the acceptance by Optionee of the terms hereof as evidenced by his/her execution of this Option Agreement in the space provided below and the return of an executed copy to the Company.

               (b) The Optionee shall be entitled to exercise the Stock Option with respect to the number of the shares subject to the Stock Option only after such right has vested as to such Preferred Stock as provided in this
Section 2(b) ("Vested Option Shares"). Subject to the following sentence, the Optionee's right to exercise the Stock Option shall vest on the earlier of (i) October 14, 2006, at which time all outstanding Stock Options shall vest, or
(ii) the date on which any one or more of the three "Milestones" described in
Schedule 17 to the Shareholders Agreement are
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met by the Company (each, a "Vesting Date") during which the Optionee is an employee of the Group. Any unvested Option Shares shall fully vest immediately upon the occurrence of an IPO as defined in the Shareholders Agreement. The Optionee may exercise his right to purchase Vested Option Shares by giving written notice ("Exercise Notice") to the CEO of the Company on or before October 14, 2006 (the "Option Period Expiration").

               (c) Written notice of an election to exercise any portion of the Award, substantially in the form adopted by the Company and specifying the number of shares for which an exercise is made, shall be given by Optionee, or his/her legal representative; (i) by delivering such notice to Mr. Michael Brown, c/o Bankomat Polska Sp. z.o.o.,al. Jerozolimskie 65-79, Suite 12.18, 00-697 Warsaw, Poland, no later than the exercise date, or (ii) by mailing such notice, postage prepaid. addressed to the Company at the above address at least three business days prior to the exercise date.

          3. Clarification of Change of Control Provision. For purposes of this Award, the provisions of Section 5.9 ("Change of Control") of the Plan shall be amended as follows:

               (a) The Company agrees to give Optionee notice of any Change of Control promptly, in order that Optionee may exercise any rights under
Section 5.9(2) of the Plan;

               (b) The provision of Section 5.9(2)(ii) of the Plan shall be construed as being subject to the provisions of Section 8 of the Plan, and in particular the last sentence of Section 8.

          4. No Rights Prior to Exercise. Neither Optionee nor any other person entitled to exercise the Stock Option under the terms hereof shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any Preferred Stock issuable on exercise of the Stock Option, until the date of the registration of the issuance of such Preferred Stock with the Registrar designated to maintain the register of the shares in the Company.

          5. Return of Agreement. If the Award is exercised in whole, this Option Agreement shall be surrendered to the Company for cancellation. If the Award is exercised in part, or a change is made in the number of designation of the Preferred Stock, this Option Agreement shall be delivered by Optionee to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the partial exercise or the change in the number of designation of the Preferred Stock.

         6.    Representation.  Optionee represents, warrants and agrees that:

         (i) Optionee will acquire and hold the shares purchased on exercise of the Stock Option for his/her own account for investment and not with the view of the resale or distribution thereof, except for resales or distribution in accordance with applicable securities laws;


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         (ii)  Optionee will not, at any time, directly or indirectly, offer, sell, pledge, or otherwise grant a security interest in or otherwise transfer any portion of any shares purchased upon exercise of the Stock Option (or solicit an offer to buy, pledge or otherwise acquire, all or any portion thereof).

         (iii) Optionee acknowledges that Optionee has had the opportunity to ask questions of, and receive answers from, the officers and representatives of the Company concerning the Preferred Stock subject to this Option Agreement, as well as all material information concerning the Company and the terms and conditions of the transactions in which Optionee is acquiring the Stock Option and may subsequently acquire shares of Preferred Stock.

         7.    Miscellaneous.

               (a) The grant of the Award hereunder shall not be deemed to give Optionee the right to be retained by the Company or to affect the right of the Company to discharge Optionee at any time.

               (b) The Award shall be exercised in accordance with such administrative regulations as the Company shall from time to time adopt.

               (c) The Award and this Option Agreement shall be construed, administered and governed in all respects under and by the laws of the Netherlands Antilles, without giving effect to principles of conflict of laws.

               (d) This Option Agreement supersedes all prior discussions and/or agreements between Optionee and the Company, or any of the subsidiaries of the Company, with respect to the subject matter hereof.


Dated:  October 14, 1996

Euronet Holdings N.V.


By: /s/ Dennis Depenbusch
   --------------------------
        Dennis Depenbusch


By: /s/ Michael Brown
   --------------------------
        Michael Brown


The undersigned hereby accepts the foregoing Award and the terms and conditions hereof


                                /s/ Dennis H. Depenbusch
                                ------------------------------
                                Dennis H. Depenbusch

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                         Other Milestone Stock Options
                         -----------------------------

The following milestone stock options were also granted on October 14, 1996, under the same terms as set forth in the foregoing Agreement between Dennis H. Depenbusch and the Company:


                                              Number of
                                            Shares Subject
                      Name                 to Stock Options
                ----------------           ----------------
                Michael J. Brown                164,270
                Daniel R. Henry                  85,620


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